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                                                                     EXHIBIT 5.1


                [Paul, Weiss, Rifkind, Wharton & Garrison Letterhead]








                                  December __, 1997







Big City Radio, Inc.
11 Skyline Drive
Hawthorne, New York 10532

                                 Big City Radio, Inc.
                          Registration Statement on Form S-1
                               REGISTRATION NO. 333-36449

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1, as the same may be amended from time to time (the "Registration Statement"), filed by Big City Radio, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by the Company to render our opinion as to the legality of the Company's 4,600,000 shares of Class A Common Stock, par value $0.01 per share

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Big City Radio, Inc.                                                           2




(the "Class A Common Stock"), offered by the Company (including up to 600,000 shares to be sold upon exercise of the Underwriters' over-allotment option), registered for sale thereunder (collectively, the "Shares"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

         In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect on the date hereof, and records of certain of the Company's corporate proceedings. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of all documents against each party thereto, the authenticity of all

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Big City Radio, Inc.                                                           3

documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

         Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

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Big City Radio, Inc.                                                           4

         We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                       Very truly yours,

                             PAUL, WEISS, RIFKIND, WHARTON & GARRISON